EXHIBIT 99.1

ClearOne Reports Fourth Quarter and Full-Year 2016 Financial Results

●	Grows Video Products Revenue 40% Year-over-Year

●	Began Shipping Next-Gen Flagship Pro Audio Platform

●	Increases Dividend; Renews and Extends Stock Repurchase Plans Reiterating Commitment to Shareholder Value

SALT LAKE CITY, UTAH – March 14, 2017 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and twelve months ended December 31, 2016.

“Our underlying fundamentals held strong and set the stage for a better 2017; however, in the fourth quarter, several factors continued to negatively impact our financial results,” said Zee Hakimoglu, president and chief executive officer. “The transition to our next generation professional audio conferencing platform has taken longer than projected. To stimulate customer interest and sales in the current generation products, we reduced pricing on the Converge® Pro 1. While we successfully spurred sales, revenue was still lower than prior periods and it negatively impacted gross margin. An overall weak global economy, including pressures caused by an uncertain political climate in Europe and the U.S. elections, further aggravated infrastructure and capital equipment spending and dampened our 2016 fourth quarter sales.”

“We are, however, pleased to report our efforts in video products contributed over $5 million in revenue and grew 40% year-over-year. In fact, video posted double digit year-over-year revenue growth for the ninth quarter out of the ten most recent. Also, while we began shipping a limited number of SKUs of Converge Pro 2 in the fourth quarter, we are now shipping all 10 SKUs of the new audio platform as well as our award-winning Beamforming Microphone Array 2.”

“Looking ahead, we are building positive momentum in the first quarter of 2017. Already our revenue including backlog is tracking to the first quarter of 2016 and revenue from the new audio platform is well ahead of fourth quarter revenue. We believe the transition to our new audio platform is gaining traction. Our highly scalable and cost-effective audio, video conferencing and collaboration, and network media streaming products extend our addressable market to more workspaces and more businesses worldwide. To accelerate momentum in the market in 2017, we are focused on broadening our sales and marketing initiatives and activities. We are confident in ClearOne’s business and long-term positive prospects, as is our board of directors. In March 2017, the board increased the quarterly dividend by $0.02 per share to $0.07 per share as well as extended our stock repurchase program to $10 million over the next twelve months. These actions reiterate our commitment to creating long-term shareholder value,” concluded Hakimoglu.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q4’16 revenue was $10.7 million, compared to $14.3 million in Q4’15. The year-over-year reduction reflects the transition to the next generation professional audio conferencing platform launched in June 2016, price reductions to Converge Pro 1 products and the weaknesses in capital expenditure spending in U.S. and other major markets.

●	Gross profit in Q4’16 was $5.7 million, as compared to $9.1 million in Q4’15. Gross profit margin declined to 53% in Q4’16 from 64% in Q4’15, caused mainly by price reductions, increased overhead absorption due to reduction in inventory and scrapping of inventory related to wireless mics production transition. Non-GAAP gross profit margin was 55% in Q4’16 compared to 64% in Q4’15.

●	Operating expenses in Q4’16 were $6.8 million, compared to $6.5 million in Q4’15.

●	Net loss in Q4’16 was $1.1 million, or $0.12 per diluted share, compared to net income of $1.6 million in Q4’15, or $0.16 per diluted share. Non-GAAP net loss was $0.2 million in Q4’16, or $0.02 per diluted share, compared to $2.3 million in Q4’15, or $0.24 per diluted share.

($ in 000, except per share)	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	Change	2016	2015	Change
GAAP
Revenue	$10,730	$14,283	-25%	$48,637	$57,796	-16%
Gross Profit	$5,690	$9,079	-37%	$29,487	$36,719	-20%
Operating Income (Loss)	$(1,151)	$2,562	-145%	$3,566	$10,262	-65%
Net Income (Loss)	$(1,088)	$1,572	-169%	$2,444	$6,776	-64%
Earnings (Loss) Per Share (Diluted)	$(0.12)	$0.16	-175%	$0.26	$0.71	-63%
Non-GAAP
Non-GAAP Gross Profit	$5,909	$9,084	-35%	$30,007	$36,740	-18%
Non-GAAP Operating Income	$630	$3,661	-83%	$7,560	$13,282	-43%
Non-GAAP Net Income (Loss)	$(168)	$2,289	-107%	$4,994	$8,715	-43%
Non-GAAP Adjusted EBITDA	$919	$3,909	-76%	$8,648	$14,379	-40%
Non-GAAP Earnings (Loss) per share (Diluted)	$(0.02)	$0.24	-108%	$0.53	$0.91	-42%

Full Year 2016 Financial Results as compared to 2015

For the twelve months ended December 31, 2016, revenue was $48.7 million, compared to $57.8 million in 2015, reflecting a reduced demand for our products across most regions except parts of Asia. Net income was $2.4 million, or $0.26 per diluted share, compared to $6.8 million, or $0.71 per diluted share. Non-GAAP net income was $5.0 million, or $0.53 per diluted share, compared to $8.7 million, or $0.91 per diluted share. Non-GAAP Adjusted EBITDA was $8.6 million, compared to $14.4 million.

Continued Investment in Shareholder Value

During the fourth quarter of 2016, the Company paid a cash dividend of $0.05 per share and repurchased approximately 86,000 shares amounting to $0.9 million under its $10 million stock repurchase program announced in March 2016. As of Dec. 31, 2016, the Company has acquired approximately 542,000 shares amounting to $6.1 million under the stock repurchase program. The Company intends to continue to repurchase shares of its common stock, and in March 2017 the Company renewed and extended its stock repurchase program for up to an additional $10 million in the open market, subject to price, volume and other safe harbor restrictions over the next twelve months. After payments totaling $1.8 million for the dividend and stock and option repurchases during 2016, cash, cash equivalents and investments were $38.5 million at Dec. 31, 2016, as compared with $39.8 million at December 31, 2015. The Company continued to have no debt.

Conference Call Information

ClearOne senior management will host an investor conference call today, March 14th at 11:30 a.m. Eastern Time to review the company’s financial results. The conference call will be available to interested parties by dialing +1-877-369-6586 (domestic) or +1-253-237-1165 (international). The conference ID is 73865177. The call will also be available through a live, listen-only audio Internet broadcast at http://investors.clearone.com/events.cfm. For those who are not available to listen to the live broadcast, the call will be archived on the same web site for at least three months.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As at
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$12,100	$13,412
Marketable securities	5,030	7,161
Receivables, net of allowance for doubtful accounts of $187 and $54, respectively	7,461	8,692
Inventories, net	11,377	13,447
Distributor channel inventories	1,530	1,628
Prepaid expenses and other assets	2,642	1,806
Total current assets	40,140	46,146
Long-term marketable securities	21,365	19,204
Long-term inventories, net	1,664	2,018
Property and equipment, net	1,513	1,589
Intangibles, net	5,677	6,638
Goodwill	12,724	12,724
Deferred income taxes	4,654	5,093
Other assets	387	117
Total assets	$88,124	$93,529
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,545	$2,815
Accrued liabilities	1,894	2,243
Deferred product revenue	3,882	4,549
Total current liabilities	9,321	9,607
Deferred rent	103	150
Other long-term liabilities	1,251	1,203
Total liabilities	10,675	10,960

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,812,644 and 9,183,957 shares issued and outstanding	9	9
Additional paid-in capital	46,669	46,291
Accumulated other comprehensive income (loss)	(205)	(166)
Retained earnings	30,976	36,435
Total shareholders' equity	77,449	82,569
Total liabilities and shareholders' equity	$88,124	$93,529

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Revenue	$10,730	$14,283	$48,637	$57,796
Cost of goods sold	5,040	5,204	19,150	21,077
Gross profit	5,690	9,079	29,487	36,719

Operating expenses:
Sales and marketing	2,337	2,520	10,032	10,646
Research and product development	2,083	2,190	8,564	8,318
General and administrative	2,421	1,807	7,325	7,493
Total operating expenses	6,841	6,517	25,921	26,457

Operating income (loss)	(1,151)	2,562	3,566	10,262

Other income, net	118	45	312	289
Income (loss) before income taxes	(1,033)	2,607	3,878	10,551
Provision for income taxes	55	1,035	1,434	3,775
Net income (loss)	$(1,088)	$1,572	$2,444	$6,776

Basic weighted average shares outstanding	8,860,186	9,149,524	9,021,980	9,127,385
Diluted weighted average shares outstanding	9,089,930	9,641,623	9,416,085	9,594,659

Basic earnings (loss) per common share	$(0.12)	$0.17	$0.27	$0.74
Diluted earnings (loss) per common share	$(0.12)	$0.16	$0.26	$0.71

Net income (loss)	(1,088)	1,572	2,444	6,776

Comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	(179)	(76)	-	(81)
Change in foreign currency translation adjustment	(57)	(19)	(38)	(77)
Comprehensive income (loss)	(1,324)	1,477	2,406	6,618

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
GAAP gross profit	$5,690	$9,079	$29,487	$36,719
Inventory scrap related to wireless manufacturing move	211	-	494	-
Stock-based compensation	8	5	26	21
Non-GAAP gross profit	$5,909	$9,084	$30,007	$36,740

GAAP operating income (loss)	$(1,151)	$2,562	$3,566	$10,262
Inventory scrap related to wireless manufacturing move	211	-	494	-
Stock-based compensation	173	200	667	848
Amortization of intangibles	266	315	1,122	1,258
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	1,131	584	1,711	914
Non-GAAP operating income	$630	$3,661	$7,560	$13,282

GAAP net income (loss)	$(1,088)	$1,572	$2,444	$6,776
Inventory scrap related to wireless manufacturing move	211	-	494	-
Stock-based compensation	173	200	667	848
Amortization of intangibles	266	315	1,122	1,258
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	1,131	584	1,711	914
Loss on disposal of assets related to wireless microphones manufacturing	-	-	53	-
Tax effect of non-GAAP adjustments	(861)	(382)	(1,497)	(1,081)
Non-GAAP net income (loss)	$(168)	$2,289	$4,994	$8,715

GAAP net income (loss)	$(1,088)	$1,572	$2,444	$6,776
Number of shares used in computing GAAP income per share (diluted)	9,089,930	9,641,623	9,416,085	9,594,659
GAAP income (loss) per share (diluted)	$(0.12)	$0.16	$0.26	$0.71

Non-GAAP net income (loss)	$(168)	$2,289	$4,994	$8,715
Number of shares used in computing Non-GAAP income per share (diluted)	9,089,930	9,641,623	9,416,085	9,594,659
Non-GAAP income (loss) per share (diluted)	$(0.02)	$0.24	$0.53	$0.91

GAAP total net income (loss)	$(1,088)	$1,572	$2,444	$6,776
Inventory scrap related to wireless manufacturing move	211	-	494	-
Stock-based compensation	173	200	667	848
Depreciation	171	203	723	808
Amortization of intangibles	266	315	1,122	1,258
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	1,131	584	1,711	914
Loss on disposal of assets related to wireless microphones manufacturing	-	-	53	-
Provision for income taxes	55	1,035	1,434	3,775
Non-GAAP Adjusted EBITDA	$919	$3,909	$8,648	$14,379